Exhibit 5.1

September 10, 2025

News Corporation

1211 Avenue of the Americas

New York, NY, 10036

Re:	News Corporation Registration Statement on Form S-3 (File No. 333-287206)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-287206 (the “Registration Statement”) of News Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the base prospectus forming a part thereof and the prospectus supplement dated September 8, 2025 (the “Prospectus Supplement”), in connection with the offering by the selling stockholders of the Company identified in the Prospectus Supplement (the “Selling Stockholders”) of up to 14,071,293 shares (the “Shares”) of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Class B Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

Gibson, Dunn & Crutcher LLP

200 Park Avenue | New York, NY 10166-0193 | T: 212.351.4000 | F: 212.351.4035 | gibsondunn.com